REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
American Century World Mutual Funds, Inc.:

In planning and performing our audit of the financial statements of American Century World Mutual Funds, Inc. (the “Corporation”),
including International Growth Fund, International Discovery Fund,
Emerging Markets Fund, Global Growth Fund, International Opportunities
Fund, International Value Fund, NT International Growth Fund, and NT
Emerging Markets Fund, as of and for the year ended November 30, 2010, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Corporation’s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Corporation is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A corporation’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3)
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a corporation’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the corporation’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Corporation’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).  However, we noted no deficiencies in the Corporation’s internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above, as of November 30, 2010.

This report is intended solely for the information and use of management and the
Board of Directors of American Century World Mutual Funds, Inc., and the Securities
and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP
 Deloitte & Touche LLP

Kansas City, Missouri

January 21, 2011